UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2024

EVANS BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6460 Main Street
Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 926-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Human Resource & Compensation Committee (the “Committee”) of the Board of Directors of Evans Bancorp, Inc. (the “Company”) has approved an amended Evans Bank Short Term Incentive Compensation Program for Named Executive Officers & Senior Leadership Team Members (the “STIP”).

The STIP was amended, effective fiscal year 2024, to eliminate the requirement for a threshold level of performance in order for any bonuses to be paid. Under the STIP, each named executive officer must have at least 40% of their total goal weight related directly to the net income of the Company, with the President and CEO having at least 50% of his total goal weight related directly to the Company’s net income.  If the threshold level for the Company’s net income is not attained (i) the net income goal achievement will be 0%, reducing the total incentive payout by 40% - 50%, respectively, for each participant, and (ii) the remaining performance goals may not surpass the target level even if a stretch performance level for any goal was achieved.

The foregoing description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

ExhibitNo. Description

Exhibit 10.1Evans Bank Short Term Incentive Compensation Program for Named Executive Officers & Senior Leadership Team Members

Exhibit 104.1Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

February 12, 2024	By:	/s/ John B. Connerton
Name: John B. Connerton
Title: Treasurer and Chief Financial Officer